Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the “Company”), hereby constitutes and appoints John L. Flannery, Michael Holston, Jamie S. Miller, Jan Hauser and Christoph A. Pereira, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-8, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 30th day of April, 2018.

/s/ John L. Flannery	/s/ Francisco D’Souza
John L. Flannery	Francisco D’Souza
Chairman of the Board and Chief Executive Officer	Director
(Principal Executive Officer and Director)

/s/ Jamie S. Miller	/s/ Edward P. Garden
Jamie S. Miller	Edward P. Garden
Senior Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ Jan Hauser	/s/ Thomas W. Horton
Jan Hauser	Thomas W. Horton
Vice President, Controller and Chief Accounting Officer	Director
(Principal Accounting Officer)

/s/ Sébastien M. Bazin	/s/ Risa Lavizzo-Mourey
Sébastien M. Bazin	Risa Lavizzo-Mourey
Director	Director

/s/ W. Geoffrey Beattie	/s/ James J. Mulva
W. Geoffrey Beattie	James J. Mulva
Director	Director

/s/ John J. Brennan	/s/ Leslie F. Seidman
John J. Brennan	Leslie F. Seidman
Director	Director

/s/ H. Lawrence Culp, Jr.	/s/ James S. Tisch
H. Lawrence Culp, Jr.	James S. Tisch
Director	Director